(1)  Jefferies Capital Partners LLC, a Delaware limited liability company (f/k/a Jefferies Capital Partners IV LLC) (the “Manager”) is making this filing on Form 4 on behalf of itself and on behalf of the following individuals and entities:  Brian P. Friedman (“Mr. Friedman”), James L. Luikart (“Mr. Luikart”), JCP IV LLC, a Delaware limited liability company (the “General Partner”), Jefferies Capital Partners IV LP, a Delaware limited partnership (“Jefferies Capital Partners IV”), Jefferies Employee Partners IV LLC, a Delaware limited liability company (“Jefferies Employee Partners”), and JCP Partners IV LLC, a Delaware limited liability company (“JCP Partners” and, together with Jefferies Capital Partners IV and Jefferies Employee Partners, collectively, the “JCP Funds”).  The JCP Funds, together with the General Partner, the Manager, Mr. Friedman and Mr. Luikart, are collectively referred to herein as the “Reporting Persons”).  This is an exit filing with respect to all Reporting Persons.

JCP IV QP LLC, a Delaware limited liability company (“JCP IV QP”), is a limited partner of Jefferies Capital Partners IV.

The General Partner is the general partner of Jefferies Capital Partners IV, the managing member of each of JCP Partners and Jefferies Employee Partners and the manager of JCP IV QP.  In its capacities as general partner of Jefferies Capital Partners IV, and the managing member of each of the JCP Partners and Jefferies Employee Partners, the General Partner may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of the JCP Funds.  The General Partner disclaims beneficial ownership of the shares of Common Stock reported herein expect to the extent of its pecuniary interest therein.

The Manager is the manager of each of the JCP Funds and the managing member of the General Partner.  The Manager has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock reported herein which are held for the accounts of the JCP Funds and, in its capacity as manager of each of the JCP Funds, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of the JCP Funds.  The Manager disclaims beneficial ownership of the shares of Common Stock reported herein expect to the extent of its pecuniary interest therein.

Mr. Luikart and Mr. Friedman are the managing members of the Manager, limited partners of Jefferies Capital Partners IV and members of the General Partner.  In their respective capacities as managing members of the Manager, each of Mr. Luikart and Mr. Friedman may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of each of the JCP Funds.  In addition, Mr. Friedman is the general partner of 2055 Partners L.P. (“2055 Partners”), which is a limited partner of Jefferies Capital Partners IV and a member of the General Partner, and, in such capacity, may be deemed to beneficially own the shares of Common Stock which are held for the account of 2055 Partners.  Mr. Friedman and Mr. Luikart disclaim beneficial ownership of the shares of Common Stock reported herein expect to the extent of their respective pecuniary interest therein.

(2)  On October 6, 2011, (i) Jefferies Capital Partners IV distributed 16,132,891 shares of Common Stock to its partners in a pro rata distribution for no consideration, (ii) JCP Partners distributed 589,978 shares of Common Stock to its members in a pro rata distribution for no consideration, (iii) JCP IV QP received an aggregate of 351,522 shares of Common Stock from Jefferies Capital Partners IV pursuant to the pro rata distribution described in clause (i) above in this Footnote (2) and distributed 351,522 shares of Common Stock to its members in a pro rata distribution for no consideration, (iv) the General Partner received an aggregate of 622,433 shares of Common Stock from Jefferies Capital Partners IV, JCP Partners and JCP IV QP pursuant to the pro rata distributions described in clauses (i), (ii) and (iii) above in this Footnote (2), and distributed 622,433 shares of Common Stock to its members in a pro rata distribution for no consideration, and (v) 2055 Partners received an aggregate of 278,140 shares of Common Stock from Jefferies Capital Partners IV and the General Partner pursuant the pro rata distributions described in clauses (i) and (iv) above in this Footnote (2) for no consideration.

(3)  On October 6, 2011, Mr. Friedman received an aggregate of 192,874 shares of Common Stock from Jefferies Capital Partners IV and the General Partner pursuant to the pro rata distributions described in clauses (i) and (iv) of Footnote (2) above for no consideration.

(4)  On October 6, 2011, Mr. Luikart received an aggregate of 64,859 shares of Common Stock from Jefferies Capital Partners IV and the General Partner pursuant to the pro rata distributions described in clauses (i) and (iv) of Footnote (2) above for no consideration.

(5)  Jefferies Employee Partners did not make any distributions of shares of Common Stock in connection with the distributions described in Footnote (2) above and, as of the date of the filing of this Form 4, continues to beneficially own 1,858,131 shares of Common Stock.

JEFFERIES CAPITAL PARTNERS IV LP
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Manager

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JCP IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Managing Member

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart